EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2018, in the Regulation A Preliminary Offering Circular (Form 1-A) of Cottonwood Multifamily REIT II, Inc.

/s/ Ernst & Young LLP

Salt Lake City, UT

June 29, 2018